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                                                                   Exhibit 10.28

                    CONTRACT MODIFICATION AGREEMENT NO. 1 TO
                           MEDICAL SERVICES AGREEMENT
                      BETWEEN COMMONWEALTH OF PENNSYLVANIA,
                            DEPARTMENT OF CORRECTIONS
                        AND PRISON HEALTH SERVICES, INC.

     This Modification No. 1 ("Modification") to the Medical Services Agreement Between Commonwealth of Pennsylvania, Department of Corrections and Prison Health Services, Inc. ("Contract") is made this 12th day of August, 2004, by and between the Commonwealth of Pennsylvania, Department of Corrections ("Department") and Prison Health Services, Inc. ("PHS").

     WHEREAS, the Department and PHS are parties to the Contract; and

     WHEREAS, under the Contract PHS delivers general health care and specialized medical services to inmates in the custody of the Department; and

     WHEREAS, the Request for Proposal for Health Care Services, RFP #101-100 ("RFP") is part of the Contract; and

     WHEREAS, Section II-39.B.1 of the RFP has a provision concerning Hourly Penalties if PHS fails to furnish adequate staffing hours, and

     WHEREAS, Section II-39.B.1 of the RFP provides in pertinent part that:
"Hourly Penalties First, if the vendor fails to furnish 90% to 100% of the number of Physician (including Psychiatrist), Physician Assistant, Dentist or Nurse staffing hours required in the Pricing Proposal, the DOC may impose a penalty equal to one hundred percent (100%) of the hourly rate provided for that position respectively, for each hour which the vendor fails to provide. Should these hours drop below 90%, the penalty shall increase to 150% for those hours less than 90%. For instance, if nursing hours are provided at 85% of the monthly requirement, the DOC may impose a penalty of 150% for the 5% of hours below 90% and 100% for those between 90 and 100%."; and

     WHEREAS, the Contract also includes Attachment Four Supplemental Provisions ("Attachment Four") that was agreed to by the Department and PHS after the issuance of the RFP; and

     WHEREAS, the Attachment Four contains language in Article 15 that revises the hourly Penalties provision in Section II-39.B.1 of the RFP; and

     WHEREAS, Article 15 of Attachment Four provides in pertinent part that:
"Hourly Penalties for Staff. Penalties for staffing may be assessed as follows:
-Staffing 100-95% of staffing plan - no penalties -Staffing less than 95% to 90% of staffing plan - 100% -Clinical staffing at less than 90% of staffing plan - 150%."; and

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     WHEREAS, the rates for these Hourly Penalties for Staff are, under the
Contract, assessed using an institutional basis; and

     WHEREAS, the Contract between the Department and PHS went into effect on September 1, 2003; and

     WHEREAS, the Department and PHS believe, based upon their experience under the contract, that Hourly Penalties for Staff are more appropriately assessed using a consolidated basis; and

     WHEREAS, since the Contract took effect a dispute has arisen between the Department and PHS over the meaning of the Hourly Penalties provisions of the RFP and Attachment Four referred to above; and

     WHEREAS, the Department and PHS recognize that there are ambiguities int eh meaning of the Hourly Penalties provisions of the RFP and Attachment Four referred to above; and

     WHEREAS, the Department and PHS have different interpretations of the application of the terms of Article 15 of Attachment Four concerning Hourly Penalties; and

     WHEREAS, this dispute could result in litigation between the Department and PHS over the meaning of the Hourly Penalties provisions of the RFP and Attachment Four referred to above and whether penalties should be imposed; and

     WHEREAS, the Department and PHS prefer and intend to resolve their dispute over the meaning of the Hourly Penalties provisions of the RFP and Attachment Four referred to above through an agreement rather than litigation; and

     WHEREAS, the Department and PHS through a modification of the Contract seek an interpretation of the RFP and Attachment Four that is acceptable to both parties and provides a clarification of the ambiguities.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and the considerations identified herein, and intending to be legally bound, the Department and PHS agree as follows:


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     1. This Modification serves as a clarification of the Hourly Penalties provisions of the contract, in particular Section II-39.B.1 of the RFP and
Article 15 of Attachment Four.

     2. The assessment of penalties will be based on statewide aggregate totals per position type. No penalties shall be assessed should the total number of on-site hours provided for each position category (e.g. MD, PA, RN, LPN, etc.) be at or above 95% of the total PHS statewide hours of each position category hours as reflected in the current staffing plan across all sites.

     3. For unfilled hours in the 90%-95% range, a penalty of 100% of the hourly rate by position category may be assessed by the Department. For any unfilled hours that fall below 90% in the MD, PA, or nursing categories, a penalty of 150% of the hourly rate by position may be assessed by the Department.

     4. For purposes of calculating the 95%, PHS shall receive 'credit' for up to a maximum of 110% of hours provided by position at each site unless a request for additional hours (e.g., to provide additional services or address special needs) has been submitted to and approved by the Department.

     5. Should PHS provide more than 100% of the hours for a specific position on a statewide aggregate basis, the additional hours can be used to offset a shortage of another position hours provided the work of the first position can be considered equal to greater to the specific work of the latter position. For instance, additional hours of the RN classification could be used to offset a shortage of LPN or nursing assistant hours.

     6. The Department and PHS will use the consolidated position penalty rates set forth in Attachment Five, that is attached to this Modification and is made part of it, for hourly Penalties for Staff assessed pursuant to the Contract. During the life of the Contract, these rates will be increased in accordance with the annual increase provisions of Section I or Attachment Three of the Contract.

     7. On an individual site basis, PHS shall provide at least 80% of the staffing plan hours by position category or be subject to the following progressive penalty structure for each successive period where hours provided are less than the 80% by positions:

     -    1st - 150%

     -    2cd - 175%

     -    3rd - 200%

     8. Except as specifically modified herein, all other terms and conditions of the Contract shall remain unchanged and in full force and effect.


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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto subscribe their names to this instrument.

PRISON HEALTH SERVICES, INC.            COMMONWEALTH OF PENNSYLVANIA DEPARTMENT
                                        OF CORRECTIONS


/s/ Richard D. Wright                   /s/ Jeffrey A. Beard
-------------------------------------   ----------------------------------------
By: Richard D. Wright                   By: Jeffrey A. Beard, PhD.
    President/Vice President                Secretary

Date: June 28, 2004                     Date: June 30, 2004


/s/ Jean L. Byassee
-------------------------------------
By: Jean L/ Byassee
    Secretary/ Treasurer

Date: June 28, 2004


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